UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 SCHEDULE 14A Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. ) Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐ Check the appropriate box: ☐ Preliminary Proxy Statement ☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2)) ☐ Definitive Proxy Statement ☒ Definitive Additional Materials ☐ Soliciting Material Pursuant to Rule 14a-11(c) or rule 14a-12 Halliburton Company (Name of Registrant as Specified In Its Charter) (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant) Payment of Filing Fee (Check the appropriate box): ☒ No fee required ☐ Fee paid previously with preliminary materials ☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Halliburton Company, 3000 N. Sam Houston Parkway East, Administration Building, Houston, Texas 77032 SUPPLEMENT TO PROXY STATEMENT ANNUAL MEETING OF STOCKHOLDERS MAY 18, 2022 This Supplement to Halliburton Company’s Proxy Statement dated April 5, 2022 is furnished in connection with the solicitation by the Board of Directors of proxies to be voted at the annual meeting of stockholders of the company to be held in Houston, Texas on May 18, 2022. This Supplement is dated May 9, 2022. This Supplement is being distributed by Halliburton to highlight unsubstantiated claims and flawed analysis contained in Institutional Shareholder Services’ (ISS) proxy statement report with respect to Proposal No. 1, Election of Directors and Proposal No. 3, Advisory Approval of Executive Compensation. Specifically, ISS’s recommendation to vote against Halliburton’s Compensation Committee members is based on the unsubstantiated claim that the Committee demonstrated “only a limited degree of responsiveness to investor concerns” about our compensation program. ISS also recommended shareholders vote against Halliburton’s executive compensation program referring to “concerns with respect to the long-term incentive program underscore a pay-for-performance misalignment” supporting that position with a flawed analysis that our “CEO LTI value increased without compelling rationale.” The ISS report should not cloud the substantial progress Halliburton has made to deliver shareholder value. Halliburton wants our shareholders to know that it has listened and responded to shareholder feedback, which has influenced – and in many cases driven – the design of our compensation program over the years. WE ASK OUR SHAREHOLDERS TO VOTE “FOR” ALL DIRECTOR NOMINEES AND THE SAY-ON-PAY PROPOSAL AND REJECT ISS’S SUPERFICIAL AND FLAWED ANALYSIS. Performance Matters and Halliburton’s Performance During Unprecedented Conditions Has Benefited its Shareholders Before addressing ISS’ specific claims, first, performance matters and since the recovery from the unprecedented COVID-19 pandemic, Halliburton’s performance has excelled to the benefit of Halliburton’s shareholders. Under the leadership of our CEO Jeff Miller, Halliburton has executed on its five strategic priorities to best respond to the COVID-19 pandemic, oil supply demand imbalance, energy upcycle, and the now proper focus on global energy security in the wake of the Russia invasion of Ukraine. Faced with the COVID-19 pandemic and resulting oil market dislocation, Halliburton responded with a rapid restructuring that removed $1 billion in costs that improved its competitive position and for the benefit of Halliburton’s shareholders. Since then and faced with new macroeconomic and geopolitical threats, Halliburton has maintained capital discipline, paid down debt, increased its shareholder dividend, and objectively outperformed the broad market and its peers. Here are just a few of Halliburton’s exemplary performance highlights: • Halliburton’s stock price closed December 31, 2020 at $18.90 and on March 31, 2022 at $37.87. This represents a 100.37% appreciation in stock price during this period and the creation of $17.3 billion in shareholder value. Total Shareholder Return (TSR) for the period was 102.75%. • For perspective, the S&P 500 returned 22.76% and the Philadelphia Oilfield Services Index (OSX) returned 83.80% during the same period. • Against this outperformance by Halliburton and restructuring of and active engagement in its shareholder outreach, somehow — and without explanation — ISS recommended “FOR” our two largest competitors, who delivered 93.14% and 81.26% performance during the same period. ISS has never disclosed how its algorithms or subjective analyses could deliver such incongruous results.

Proposal No. 1, ISS’s “AGAINST” Recommendation for Compensation Committee Members is Unsubstantiated ISS recommended shareholders vote against Halliburton’s Compensation Committee members based on what it refers to as “only limited responsiveness demonstrated following last year's failed say-on-pay proposal.” See ISS Report at page 13 and Key Takeaways at page 1. ISS’s claim is unsubstantiated and offers no citation or evidence in support. • ISS states “the committee did not fully address shareholders' concerns with respect to long-term incentives based entirely on relative performance and allowing for maximum payouts when returns are negative,” but ISS offers nothing to establish this claim or that full discussions with shareholders did not occur. This statement is the only example of non-responsiveness ISS offers in a report that refers numerous times to limited responsiveness. • ISS’s report instead cites Halliburton’s own proxy statement summary of shareholder feedback from the Company’s engagement efforts, which includes the following shareholder issues, “Rationale for long-term incentive awards based on 100 percent relative performance and allowing for maximum payouts when returns are negative.” • Of course, this statement summarized what shareholders asked about, but did not state that shareholders demanded a change. Indeed, the very notion of shareholder engagement means that companies and shareholders will discuss matters. Shareholders did NOT request that Halliburton overhaul or significantly modify its compensation design. • The proxy statement has many pages explaining the Committee’s engagement and the discussion of precisely this topic. This includes a section on Halliburton’s shareholder engagement, responsiveness, a new letter from the Compensation Committee, and a new Q&A with the Compensation Committee Chair, Murry Gerber. • Beginning at page 33 and continuing in the Murry Gerber Q&A Nos. 2 and 3 at page 34, Halliburton’s proxy statement discusses this engagement and our shareholder discussions about the rationale for using relative ROCE performance and allowing maximum payouts when returns are negative, particularly in a cyclical industry. As discussed at page 34 of Halliburton’s proxy statement, the Board believes a cap on long-term incentive awards in a highly volatile business, such as Halliburton’s business, creates a significant disincentive for outperformance in down cycles. Extreme stock price volatility driven by factors beyond management’s control happens in cyclical industries, including the energy industry. Therefore, the Compensation Committee philosophically believes that recognizing this reality and adopting a relative performance metric best balances macroeconomic reality with its goal of retaining and incentivizing senior management.

• This approach also focuses efforts on driving superior performance against our Performance Peer Group, especially through business down cycles. Doing so places Halliburton in a strong position for market up cycles. As referenced at page 44 of Halliburton’s proxy statement, the Performance Unit Plan (PUP) Peer Group is comprised of oilfield equipment and services companies and domestic and international exploration and production companies. This group is used for the PUP because these companies represent the timing, cyclicality, and volatility of the oil and natural gas industry and provide an appropriate industry group for measuring our relative performance. • Despite all of these pages of shareholder responsive details, ISS simply concludes that the Committee was non-responsive. Pages 33-34 of the proxy statement demonstrate that the Committee addressed the only issues ISS points to in making its recommendation against members of the Compensation Committee. It cannot be a matter of good governance to require a company to accede to ISS’s views when they do not match the feedback from the company’s actual shareholders in order to avoid an against recommendation for non-responsiveness. • ISS’s position is unsubstantiated and the headline vote recommendation is misleading and highly prejudicial to the Company. Proposal No. 3, ISS’s Against Recommendation for Halliburton’s Executive Compensation The ISS Report points to a perceived 19.9% increase in CEO long-term incentive (LTI) value in 2021 as the primary criticism in its recommendation against Halliburton’s Say-on-Pay proposal. ISS’s analysis is flawed and misleading: • The CEO LTI target value or granted value from 2020 to 2021 did not significantly change. The discrepancy between the value calculated by ISS in its analysis and the value awarded by Halliburton’s Compensation Committee is attributed to ISS’ choice to use a valuation methodology that does not take into consideration the stock price appreciation enjoyed by Halliburton’s shareholders during the period. • In December 2020, the Compensation Committee approved the 2021 Target Annual LTI award of $12.3 million for the CEO. ISS’s report values the same award at $14.8 million. • The Committee uses a 30-day average valuation methodology to determine the number of shares granted to executives when it makes decisions about target LTI award opportunities for the following year during its regular December meeting. • In this specific case, the 30-day average value was $13.85. Using an average methodology helps to address stock price volatility and is a customary practice in plan administration of executive compensation packages. • ISS calculates the value of the LTI award using a date-of-grant valuation methodology, which yields significantly higher figures of $17.61 for restricted shares and $18.83 for performance shares. This generates a perceived LTI target value increase. • But ISS’s approach ignores Halliburton’s stock appreciation and punishes companies whose stock appreciates during the period. Halliburton’s stock appreciated 27% and 36%, respectively, comparing the 30-day average value to the grant date values, significantly benefitting Halliburton’s shareholders. (The stock price could have also decreased during the time, which demonstrates the fairness of the 30-day average methodology.) By failing to reflect Halliburton’s actual shareholder experience, ISS’ analysis is misleading and not reflective of the decision by Halliburton’s Compensation Committee. Halliburton Will Keep Responding and Engaging with its Shareholders At Halliburton, a strategic mainstay is to Listen and Respond. As shown at pages 31-32 of our proxy statement, this is reflected by our communications with shareholders collectively representing approximately 60% of our outstanding shares and video call engagements with shareholders representing about 40% of our shares during 2021, in addition to the 13 sell-side investor conferences, 3 roadshows, and about 300 investor meetings that are all part of our regular shareholder outreach cadence. We are again doing so now with in-season engagement. We appreciate the shareholders who have already complimented our last 12 months of engagement efforts and the new Q&A section with Compensation Chair Murry Gerber. We will engage during this in-season and later this year out of season and we will listen and respond to shareholder compliments and concerns.

Halliburton’s Board of Directors makes it a priority to put forth a strongly supported, competitive, retentive, and properly incentivized executive compensation program that aligns the interests of our shareholders and executives. We appreciate the attention and support that our shareholders have given, and continue to give, to our executive compensation program and look forward to future engagements. Halliburton will push forward and strive to provide information that clearly and accurately describes our program. During further engagement, we want to hear from our shareholders and we will continue to listen well. We trust that any shareholder who believes Halliburton’s Compensation Committee’s decision does not exhibit the “highest degree of responsiveness” and that our Compensation Committee and Board have not taken “meaningful actions” to respond to our 2021 say-on-pay vote will share that feedback with us during our meetings or otherwise reach out to us to discuss. We welcome and thank you for your feedback and continued engagement. FOR ALL OF THESE REASONS, WE URGE ALL STOCKHOLDERS TO REJECT ISS’S RECOMMENDATION AND TO VOTE “FOR” ALL DIRECTOR NOMINEES AND VOTE “FOR” THE SAY-ON-PAY PROPOSAL.